     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002

                                                      REGISTRATION NO. 333-88947
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                          MARATHON OIL CORPORATION(1)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                      25-0996816
(STATE OR OTHER JURISDICTION OF INCORPORATION     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
               OR ORGANIZATION)

                            MARATHON OIL CORPORATION
                              5555 SAN FELIPE ROAD
                             HOUSTON, TX 77056-2723
                                 (713) 629-6600
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                         WILLIAM F. SCHWIND, JR., ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                            MARATHON OIL CORPORATION
                              5555 SAN FELIPE ROAD
                             HOUSTON, TX 77056-2723
                                 (713) 629-6600
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)

(1) formerly USX Corporation

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: After the effective date of this registration statement and as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            POST EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT

                                    GENERAL

     This Post-Effective Amendment No. 2 is being filed by the registrant to reflect its name change from USX Corporation to Marathon Oil Corporation and the name change of the registrant's dividend reinvestment and direct stock purchase plan, under which 3,385,000 shares of Marathon Group Common Stock (as defined in the section entitled "Description of the Separation" contained in this prospectus), par value $1.00 per share, were originally registered on Form S-3 (File No. 333-88947), filed on October 13, 1999. In connection with the Separation (as defined in the section entitled "Description of the Separation" contained in this prospectus) the registrant changed its name to Marathon Oil Corporation and its dividend reinvestment and direct stock purchase plan was renamed the Marathon Oil Corporation Dividend Reinvestment and Direct Stock Purchase Plan. The Separation and the transactions related thereto are more fully described in the registrant's proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 7, 2001.

     THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              DATED MARCH 22, 2002

                            MARATHON OIL CORPORATION
              DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

     Marathon Oil Corporation is pleased to send you this prospectus describing the Marathon Oil Corporation Dividend Reinvestment and Direct Stock Purchase Plan (the "Plan"). The Plan provides a simple and convenient method to make an initial investment in Marathon Oil Corporation common stock, purchase additional shares of Marathon Oil Corporation common stock and to have cash dividends automatically reinvested.

IF YOU ARE ALREADY PARTICIPATING IN THE PLAN, NO ACTION IS REQUIRED.

     Some of the significant features of the Plan are:

          -- Enrollment through initial direct stock purchase.
          -- Purchases through the reinvestment of quarterly dividends of up to
            $35,000 (more with permission of Marathon Oil Corporation).
          -- Purchases through weekly optional cash payments (minimum $50 per investment) up to $10,000 per month (more with permission of Marathon Oil Corporation).
          -- Regular monthly investment can be made by automatic bank debits.
          -- Optional cash payments will generally be invested within a week of receipt.
          -- From time to time shares may be purchased at a discount of up to 3%
            upon notice from Marathon Oil Corporation.
          -- No brokerage commissions for purchases.
          -- Record keeping is simplified since you will receive quarterly statements of your account.
          -- All certificates held by you may be deposited for safekeeping at no cost to you whether or not dividends are reinvested.

     Your participation is entirely voluntary and may be terminated at any time. If you were enrolled in the USX-Marathon Group Dividend Reinvestment and Direct Stock Purchase Plan at the time of the Separation (as defined below), you are still enrolled in the Plan. Once you are enrolled in the Plan, your enrollment will be continued unless you notify Marathon Oil Corporation otherwise. If you wish to join the Plan or change your investment option, please complete and sign an authorization form and return it to National City Bank (the administrator of the Plan).

                             ---------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

March 22, 2002

--------------------------------------------------------------------------------
 TABLE OF CONTENTS

                                                                 PAGE
                                                              ----------
Description of the Separation...............................           3
The Company.................................................           3
Administrator of the Plan...................................           3
The Plan....................................................           3
     Enrollment.............................................           4
     Investment Options and Limitations.....................           5
     Purchase of Shares for the Plan........................           7
     Control over Purchases.................................          10
     Sale of Shares for the Plan............................          10
     Safekeeping of Your Stock Certificates and Book
      Entry.................................................          10
     Gifts, Transfers and Pledges of Shares.................          11
     Issuance of Certificates...............................          11
     Plan Service Fees......................................          12
     Tracking Your Investments..............................          12
     U.S. Federal Income Tax Information....................          12
     Miscellaneous..........................................          13
Experts.....................................................          14
Legal Matters...............................................          14
Available Information.......................................          14
Documents Incorporated by Reference.........................          16
Schedule I--List of Important Dates through 2005............         S-1
Additional Information......................................  Back Cover

--------------------------------------------------------------------------------
 DESCRIPTION OF THE SEPARATION

On December 31, 2001, USX Corporation separated its businesses into two independent publicly traded companies (the "Separation") and changed its name to Marathon Oil Corporation ("Marathon"). Prior to the Separation, Marathon had two classes of "targeted" stock outstanding--U. S. Steel Group common stock, intended to reflect the performance of the U. S. Steel Group, and Marathon Group common stock ("Marathon Group Common Stock"), intended to reflect the performance of the Marathon Group, its energy business. As a result of the Separation, the business of the U. S. Steel Group is now owned and operated by United States Steel Corporation, a Delaware corporation, which is an independent publicly traded company.

--------------------------------------------------------------------------------
 THE COMPANY

Marathon is engaged in the worldwide exploration and production of crude oil and natural gas. Marathon is also engaged in other energy related businesses including the domestic refining, marketing and transportation of petroleum products primarily through Marathon Ashland Petroleum LLC, owned sixty two percent by Marathon. Marathon's principal executive office is located at 5555 San Felipe Road, Houston, TX 77056-2723, and its telephone number is (713) 629-6600.

--------------------------------------------------------------------------------
 ADMINISTRATOR OF THE PLAN

Marathon has engaged National City Bank to administer the Plan, keep records, send statements of account to you and perform other duties related to the Plan. National City Bank will register and hold shares purchased for you through the Plan or deposited by you for safekeeping in the Plan (collectively "Plan Shares") in the name of National City Bank or its nominee until a written request is received from you for the sale of or issuance of certificates for all or part of your Plan Shares. National City Bank also acts as dividend disbursing and transfer agent for the Marathon common stock. Marathon may appoint a different administrator for the Plan at any time. National City or any successor administrator is referred to as the "Administrator."

--------------------------------------------------------------------------------
 THE PLAN

The following prospectus describes and constitutes the Plan, as in effect beginning after the Separation.

--------------------------------------------------------------------------------
 ENROLLMENT

The following table explains how to enroll in the Plan:

  -- CURRENT PARTICIPANTS IN THE PLAN      If you are currently enrolled in the Plan, NO ACTION
                                           IS REQUIRED UNLESS YOU WANT TO MAKE A CHANGE IN YOUR
                                           ELECTION.

  -- IF YOU DO NOT OWN ANY MARATHON        You can join the Plan by making an initial investment
     COMMON STOCK                          of at least $500 (maximum is $10,000) and returning a
                                           completed authorization form along with your check or
                                           money order payable to "National City Bank--Marathon"
                                           to:
                                           National City Bank
                                           Reinvestment Services, Locator 5352
                                           P.O. Box 94946
                                           Cleveland, OH 44101-4946
                                           A $50 enrollment fee will be deducted from your
                                           initial investment. Please allow two weeks for your
                                           account to be established, initial shares to be
                                           purchased and a statement to be mailed to you. No
                                           interest will be paid on amounts held pending
                                           investment.

  -- IF YOU OWN MARATHON COMMON STOCK      You can join the Plan by returning a completed
                                           authorization form to National City Bank. (No
                                           enrollment fee required.)

  -- IF YOUR SHARES ARE HELD IN A          To participate in the Plan, you should direct your
     BROKERAGE, BANK OR OTHER              broker, bank, or trustee to return a completed
     INTERMEDIARY ACCOUNT                  authorization form to National City Bank. (No
                                           enrollment fee required.)

--------------------------------------------------------------------------------
 INVESTMENT OPTIONS AND LIMITATIONS

Once enrolled in the Plan, you have the following investment options:

-- DIVIDEND REINVESTMENT

When completing the Dividend Reinvestment section of the authorization form, YOU MUST CHOOSE ONE OF THE FOLLOWING:

        FULL DIVIDEND REINVESTMENT. Purchase shares of Marathon common stock with all of your cash dividends. The dividends on all of your shares held in the Plan will also be reinvested in shares of Marathon common stock. Additional shares may also be purchased with optional cash.

        PART CASH--PART DIVIDEND REINVESTMENT. Receive a cash dividend payment based on the number of full shares you specify. This option allows you to receive a fixed amount of cash each quarter, assuming the dividend is paid and stays the same. The balance of your dividends will be used to purchase shares of Marathon common stock.

You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. Just complete the appropriate sections of the Direct Deposit Form from the Administrator. You can also change your designated bank account for direct deposit with the same form. The forms will be acted upon as soon as possible after they are received, and you can discontinue this feature by notifying the Administrator in writing.

You can change your dividend reinvestment election at any time by notifying the Administrator.

-- OPTIONAL CASH INVESTMENTS ONLY

You can purchase additional shares of Marathon common stock by using the Plan's optional cash investment feature regardless of whether dividends are reinvested. Dividends will be automatically reinvested on those shares retained in the Plan. You can invest at least $50 at any one time up to a maximum of $10,000 in any month unless the limit is waived by Marathon. INTEREST WILL NOT BE PAID ON AMOUNTS HELD BY US PENDING INVESTMENT.

  O BY AUTOMATIC WITHDRAWAL FROM YOUR BANK ACCOUNT. If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account by completing the reverse side of the authorization form. This feature enables you to make ongoing investments without writing a check. Funds will be deducted from your bank account on the second Friday of each month and invested on the last Friday of the month. If either date falls on a bank holiday, funds will be deducted or invested on the next business day. Please allow up to six weeks for the first automatic monthly withdrawal to be initiated. You must notify the Administrator in writing to change or terminate automatic withdrawal.

  O BY CHECK OR MONEY ORDER. You can make optional cash investments by sending a check or money order payable to National City Bank--Marathon. DO NOT SEND CASH.

To facilitate processing of your investment, please use the transaction stub located at the bottom of your quarterly statement. Mail your check and transaction stub to the address specified on the statement. Since funds will normally be invested on Friday of each week, funds from checks received after 2:00 p.m. on Thursday will be invested on Friday of the following week. A $25 fee may be assessed for a check that is returned for insufficient funds.

IF YOU RETURN AN AUTHORIZATION FORM BUT MAKE NO SELECTION, YOU WILL BE ENROLLED AS HAVING SELECTED FULL DIVIDEND REINVESTMENT. In all cases, cash dividends on all Plan Shares will be reinvested in accordance with the Plan, including cash dividends on such shares purchased with optional cash payments.

-- LIMITATIONS ON PURCHASES

  O Optional and Initial Cash Investments

     -- at least $500 initial cash investment

     -- at least $50 optional cash investment at any one time

     -- no more than $10,000 in any one month

  O Dividend Reinvestments

     -- up to $35,000 per dividend payment

  O All limitations may be waived by the Company upon written request

-- AGGREGATION OF ACCOUNTS FOR PURPOSE OF LIMITATIONS

For the purpose of the above limitations ("Plan Limits"), Marathon may aggregate all reinvested dividends and optional and initial cash payments for participants with more than one account using the same Social Security Number or Taxpayer Identification Number. For participants unable to supply a Social Security Number or Taxpayer Identification Number, their participation may be limited by Marathon to only one Plan account.

Also for the purpose of such Plan Limits, all Plan accounts which Marathon believes to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless Marathon has determined that reinvestment of dividends and investment of optional cash payments for each such account would be consistent with the purposes of the Plan, Marathon will have the right to aggregate all such accounts and to return, without interest, within 30 days of receipt, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts.

-- WAIVER OF LIMITATIONS

Initial cash payments and optional cash payments in excess of $10,000 per month may be made only pursuant to a written Waiver of Limitation by Marathon for the total amount submitted. A copy of such written approval must accompany any cash payment to which this limitation applies.

Requests for waiver of the $35,000 limitation on reinvestment of dividends and other questions concerning waivers should be directed to Marathon's Corporate Finance Department at (713) 629-6600. It is solely within Marathon's discretion as to whether any waiver of the allowable maximum amounts will be granted.

In deciding whether to approve a request, Marathon will consider relevant factors including, but not limited to, Marathon's need for additional funds, the attractiveness of obtaining such additional funds by the sale of Marathon common stock by comparison to other sources of funds, the applicable purchase price, the participant submitting the request, the extent and nature of such participant's prior participation in the Plan, the number of shares of Marathon common stock held of record by such participant and the aggregate amount of such dividends and initial or optional cash payments in excess of the allowable maximum amounts for which requests have been submitted by all participants.

If requests are submitted for any Investment Date (see "Purchase of Shares for the Plan--Purchases Exceeding Plan Limits--Discount in Effect" on page 8 for a discussion of the Investment Date) for an aggregate amount in excess of the amount Marathon is then willing to accept, Marathon may honor such requests in order of receipt, pro rata or by any other method which Marathon determines to be appropriate.

--------------------------------------------------------------------------------
 PURCHASE OF SHARES FOR THE PLAN

     The following discussion pertains to

          (a) all purchases within Plan Limits and

          (b) all purchases in excess of Plan Limits when no Discount (as defined below) is in effect.

-- PURCHASE INTERVALS

The Administrator will use initial and optional cash investments to purchase shares of Marathon common stock as promptly as practicable, normally once each week. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on the quarterly dividend payment date, or, if the quarterly dividend payment date is not a Trading Day (as defined on page 9 in "-- Purchases Exceeding Plan Limits -- Discount in Effect"), on the first Trading Day following the quarterly dividend payment date. Purchases may be made over a number of days to meet the requirements of the Plan.

-- SOURCE AND PRICING OF SHARES

     SOURCE OF SHARES. Stock needed to meet the requirements of the Plan will either be purchased in the open market or issued directly by Marathon.

     PRICE OF SHARES PURCHASED IN THE OPEN MARKETS. If the shares are purchased in the open market, your price per share will be the weighted average price of shares purchased on that day. If purchased in the open market, the Administrator will purchase shares for the Plan on any securities exchange where Marathon common stock is traded, in the over-the-counter market or in privately negotiated transactions.

     Trading fees incurred by the Plan for purchases will be paid by Marathon and will be reported to you as taxable income on Form 1099-DIV. All computations of shares are calculated to three decimals and fractional shares are credited to your account.

     PRICE OF SHARES PURCHASED FROM MARATHON. If the shares are purchased from Marathon, your price per share will be the average of the daily high and low sale prices quoted on the New York Stock Exchange for the day the shares are purchased.

     If there is no trading of Marathon common stock on the NYSE on the day the price is to be determined, the price per share will be determined by Marathon on the basis of such market quotations as it considers appropriate.

     Because Marathon may periodically change between the above methods for purchasing shares, there can be no assurance that the method for determining your price per share will not change. To obtain the current method, please call Marathon's Corporate Finance Department at (713) 629-6600.

     DISCOUNT. The Plan contemplates that shares purchased under the Plan with reinvested dividends as well as optional cash purchases of up to $10,000 may, in the sole discretion of Marathon, be subject to a discount of 0 to 3% ("Discount"). The Discount will be established in Marathon's sole discretion after a review of current market conditions, the level of participation and current and projected capital needs. The Discount will apply to initial and optional cash investments and the reinvestment of dividends. The Discount will be subtracted from the purchase price of shares purchased for the Plan for the relevant month. AS OF THE SEPARATION, THERE IS NO DISCOUNT. Notice will be given to Participants or a public announcement will be made upon implementation of any Discount.

PURCHASES EXCEEDING PLAN LIMITS--DISCOUNT IN EFFECT

The following discussion pertains only to purchases for which a Waiver of Limitation has been obtained when the Discount is in effect. The terms set forth below will apply to the full amount for which a waiver has been obtained. For example, if a waiver is obtained to make an optional cash purchase of $15,000, $5,000 over the limit, the full $15,000 will be subject to these terms.

For a list of important dates with respect to purchases exceeding Plan limits when a Discount is in effect, see Schedule I on page S-1. Schedule I is only a guide. Actual dates may be obtained by calling Marathon's Corporate Finance Department at (713) 629-6600.

-- PURCHASE INTERVALS

The Administrator will use initial and optional cash investments for which a waiver has been obtained to purchase shares of Marathon common stock once each month. To the extent dividends are declared, the Administrator will use reinvested dividends to purchase shares on a quarterly basis.

-- SOURCE AND PRICING OF SHARES

     SOURCE OF SHARES. Stock required to meet the requirements of the Plan when a Discount is in effect will be issued directly by Marathon.

     PRICE OF SHARES. Your price per share will be the average of the daily high and low sales prices of Marathon common stock on the New York Stock Exchange for the twelve Trading Days immediately preceding the relevant Investment Date less the Discount.

     SEE SCHEDULE I FOR A LIST OF RELEVANT DATES.

  O A "Trading Day" means a day on which trades of the Marathon common stock are reported on the New York Stock Exchange.

  O The twelve Trading Days immediately preceding the relevant Investment Date is the relevant "Pricing Period."

-- TIMING. Shares purchased from Marathon will be purchased on the Investment Date which is on or about the tenth of each month.

IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE NEXT INVESTMENT DATE, NATIONAL CITY BANK MUST BE IN RECEIPT OF FUNDS ON OR BEFORE THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE RELATED PRICING PERIOD. NATIONAL CITY BANK WILL HOLD UNTIL THE FOLLOWING INVESTMENT DATE, WITHOUT INTEREST, ANY PAYMENTS RECEIVED AFTER THE CLOSE OF BUSINESS ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE FIRST DAY OF THE PRICING PERIOD AND BEFORE THE RELATED INVESTMENT DATE.

-- THRESHOLD PRICE LIMIT

With respect to these purchases, Marathon will establish for each Pricing Period a minimum price (the "Threshold Price") applicable to the purchase of newly issued shares of Marathon common stock.

The Threshold Price will be established by Marathon two business days prior to the Record Date at Marathon's sole discretion after a review of current market conditions and other relevant factors. It will be a stated dollar amount that the average of the high and low sale prices on the NYSE Composite for a Trading Day of the Pricing Period must equal or exceed.

In the event that the Threshold Price is not satisfied for a Trading Day of the Pricing Period, then that Trading Day and the trading prices for that day will be excluded from the Pricing Period and the determination of the Purchase Price. A day will also be excluded from the Pricing Period and the determination of the Purchase Price if there are no trades of Marathon common stock reported on the NYSE for such day. For example, if the Threshold Price is not satisfied for three of the twelve Trading Days, then the Purchase Price will be based upon the remaining nine Trading Days for which the Threshold Price was satisfied.

Each Trading Day of a Pricing Period for which the Threshold Price is not satisfied or each day for which there are no trades of Marathon common stock reported on the NYSE will cause the return of a portion of your initial or optional cash payment. The returned amount will equal one-twelfth of the total amount of the initial or optional cash payments over the monthly maximum and for which the relevant Waiver of Limitation was received for each Trading Day that the Threshold Price is not satisfied or for each day no such sales are reported. For example, if the Threshold Price is not satisfied or no such sales are reported for three Trading Days, 3/12 (or 25%) of your initial or optional cash payments over the monthly maximum and for which the relevant Waiver of Limitation was received will be returned without interest to you.

--------------------------------------------------------------------------------
 CONTROL OVER PURCHASES

Unless otherwise provided herein, Marathon decides whether purchases are to be made in the open market or from Marathon and engages a bank or other agent for purposes of making open market purchases. Neither Marathon nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased in the open market.

If you send in an initial or optional cash investment, it is possible that the market price of Marathon common stock could go up or down before your funds are used to purchase stock. Further, Marathon may change the method of stock purchase (purchase in the open market or from Marathon) at any time within any three month period. Therefore, you will not be able to precisely time your purchases through the plan and will bear the market risk associated with fluctuations in the price of Marathon common stock.

In addition, you will not earn interest on initial or optional cash investments for the period before the shares are purchased.

--------------------------------------------------------------------------------
 SALE OF SHARES FOR THE PLAN

TIMING AND CONTROL

You can sell any number of shares held in your Plan account by notifying the Administrator. The Administrator will endeavor to arrange sales weekly on Friday, provided that it has been advised in writing of such sale no later than the preceding day. The sale price will be the weighted average price of all shares sold on that sale date for Plan participants. You will receive the proceeds of the sale less any broker commissions and a $10.00 sale fee, and any required tax withholdings.

You will not be able to precisely time your sales through the plan and will bear the market risk associated with fluctuation in the price of Marathon common stock. That is, if you send in a request to sell shares, it is possible that the market price of Marathon common stock could go down or up before your shares are sold. In addition, you will not earn interest on a sales transaction.

You can choose to sell your shares through a stockbroker of your choice, in which case you should request a certificate for your shares from the Administrator. Allow two weeks for delivery of the certificate. (See "Issuance of Certificates" on page 11.)

--------------------------------------------------------------------------------
 SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

Any Marathon common stockholder may use the Plan's "safekeeping" service to deposit Marathon common stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates.

With safekeeping, all of your dividends are reinvested. You may also take advantage of the sale of shares feature of the Plan. Certificates will be issued upon request. (See "Issuance of Certificates" on page 11.)

To use the safekeeping service, send your certificates to the Administrator by registered mail with written instructions to deposit them for safekeeping. The shares should be insured for approximately 2% of the value of the shares. Do not endorse the certificates or complete the assignment section. The address of the Administrator is on the inside back cover of this prospectus.

Shares of Marathon common stock that you buy under the Plan will be maintained in your Plan account for safekeeping. You will receive a statement detailing the status of your holding each time there is a transaction in your account.

--------------------------------------------------------------------------------
 GIFTS, TRANSFERS AND PLEDGES OF SHARES

YOU CAN GIVE OR TRANSFER SHARES OF MARATHON COMMON STOCK TO ANYONE YOU CHOOSE
BY:

  O Making an initial $500 cash investment to establish an account in the recipient's name; or

  O Submitting an optional cash investment on behalf of an existing stockholder in the Plan in an amount not less than $50 nor more than $10,000; or

  O Transferring shares from your account to the recipient (minimum of five shares to new accounts).

You may transfer shares to new or existing stockholders. The Administrator will automatically place such new accounts in full dividend reinvestment status. New participants, at their discretion, may elect another investment option returning a completed authorization form to the Administrator. If you participate in dividend reinvestment and your request to either (a) transfer all of your shares or (b) make a partial sale and transfer the balance of your shares between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This holding period could be as long as four weeks.

To transfer shares, you must have your signature guaranteed by a financial institution participating in the Medallion Guarantee Program (generally a broker or a bank). The Medallion Guarantee Program ensures that the individual signing the certificate or stock power is in fact the registered owner.

Plan shares may not be pledged and any such purported pledge shall be void. If you want to pledge your shares, you must first withdraw them from your Plan Account.

If you need additional assistance, please call the Administrator at (888) 843-5542.

--------------------------------------------------------------------------------
 ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying the Administrator.

Certificates will be issued for whole shares only. In the event your request is for discontinuation of reinvestment and involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two weeks of your request. Dividends will continue to be reinvested in Marathon common stock unless the Administrator is specifically advised to discontinue reinvestment.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration name, the signature on the instructions or stock power authorizing the issuance must be guaranteed by a financial institution participating in the Medallion Guarantee Program, as described above.

--------------------------------------------------------------------------------
 PLAN SERVICE FEES

ENROLLMENT FEE FOR NEW INVESTORS...........................           $50.00 per Account Enrollment
PURCHASE OF SHARES.........................................                               No Charge
SALE OF SHARES (Partial or Full):
     Sale Fee..............................................                                  $10.00
     Commissions...........................................                $0.08 to $0.20 per Share
                                                                                (Subject to Change)
REINVESTMENT OF DIVIDENDS..................................                               No Charge
OPTIONAL CASH INVESTMENTS VIA CHECK OR AUTOMATIC
  INVESTMENT...............................................                               No Charge
GIFT OR TRANSFER OF SHARES.................................                               No Charge
SAFEKEEPING OF STOCK CERTIFICATES..........................                               No Charge
CERTIFICATE ISSUANCE.......................................                               No Charge
RETURNED CHECKS............................................                        $25.00 per Check

The applicable fees will be deducted from either the investment or proceeds from a sale.

--------------------------------------------------------------------------------
 TRACKING YOUR INVESTMENTS

The Administrator will mail you a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

PLEASE RETAIN YOUR STATEMENTS TO ESTABLISH THE COST BASIS OF SHARES PURCHASED UNDER THE PLAN FOR INCOME TAX AND OTHER PURPOSES AND TO AVOID ACCOUNT RESEARCH FEES.

You should notify the Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

--------------------------------------------------------------------------------
 U.S. FEDERAL INCOME TAX INFORMATION

Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U. S. Internal Revenue Service as dividend income. The statement will also reflect any commissions paid by Marathon on your behalf for purchases of shares.

You will not realize gain or loss for U. S. Federal income tax purposes upon deposit of shares into the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

Plan participants who are non-resident aliens or non-U. S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U. S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U. S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional common stock.

The above summary is not a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisors regarding the consequences of participation in the Plan.

--------------------------------------------------------------------------------
 MISCELLANEOUS

-- VOTING OF PROXIES

The Administrator will mail you proxy materials including a proxy card representing both the shares for which you hold certificates and the shares in your Plan account. Your shares will be voted as indicated by you. If you do not return the proxy card or if you return it unsigned, none of your shares will be voted.

-- RESPONSIBILITY OF MARATHON AND THE ADMINISTRATOR

Neither Marathon nor the Administrator nor any agent will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability:

  O for failure to terminate your account upon your death prior to receiving written notice of such death; or

  O relating to purchases or sales prices reflected in your Plan account or the dates of purchases or sales of your Plan shares; or

  O for any fluctuation in the market value after purchase or sale of shares.

Neither Marathon nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

-- PLAN MODIFICATION OR TERMINATION

MARATHON RESERVES THE RIGHT TO SUSPEND, MODIFY OR TERMINATE THE PLAN AT ANY TIME. You will receive notice of any such suspension, modification or termination. Marathon and any other Administrator also reserve the right to change any and all administrative procedures and costs associated with the Plan.

-- CHANGE OF ELIGIBILITY OR TERMINATION

You will remain a participant of the Plan until you withdraw from the Plan or the Plan is terminated. Marathon reserves the right to deny, suspend or terminate participation by a stockholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments or reinvest your dividends. The Administrator will issue a certificate to you upon written request.

-- FOREIGN PARTICIPATION

If you live outside of the U. S., you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Marathon reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations.

-- INTERPRETATION

Marathon may adopt rules and regulations to facilitate the administration of the Plan. Any question of interpretation under the Plan will be determined by Marathon and any such determination will be final.

The Plan, all related forms and your account shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and cannot be modified orally.

--------------------------------------------------------------------------------
 EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

--------------------------------------------------------------------------------
 LEGAL MATTERS

The validity of the issuance of the shares of Marathon common stock offered hereby will be passed upon for Marathon by William F. Schwind, Jr., Esq., Vice President, General Counsel and Secretary of Marathon. Mr. Schwind is paid a salary by Marathon, participates in various employee benefit plans offered by Marathon and owns common stock of Marathon.

--------------------------------------------------------------------------------
 AVAILABLE INFORMATION

Marathon files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the following location of the Securities and Exchange Commission:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

You can also inspect reports, proxy statements and other information about Marathon at the offices of the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

The Securities and Exchange Commission also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like Marathon, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES TO WHICH IT RELATES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

--------------------------------------------------------------------------------
 DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed by Marathon with the Securities and Exchange Commission are incorporated herein by reference:

                  SEC FILINGS                                            PERIOD
                  -----------                                            ------
Annual Report on Form 10-K......................   Year ended December 31, 2001, as filed on March
                                                   11, 2002.
Current Reports on Form 8-K.....................   Dated December 31, 2001 (as amended on January 16,
                                                   2002) and February 27, 2002 (two filings).
The description of common stock set forth in USX
Corporation's Amendment No. 1,
on Form 8, to its Registration Statement
on Form 8-B filed on November 12, 1965,
including any amendment or report
filed for the purpose of updating any such
description.....................................   Filed on April 11, 1991.

All documents filed by Marathon pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, and prior to the termination of any offering hereunder, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

MARATHON WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED A COPY OF ANY OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO MARATHON OIL CORPORATION, 5555 SAN FELIPE ROAD, HOUSTON, TX 77056-2723, ATTENTION: INVESTOR RELATIONS. ORAL REQUESTS SHOULD BE DIRECTED TO MARATHON'S INVESTOR RELATIONS DEPARTMENT AT (713) 629-6600.

                                                                      SCHEDULE I

                     MARATHON OIL CORPORATION COMMON STOCK
                           DIVIDEND REINVESTMENT AND
                           DIRECT STOCK PURCHASE PLAN
                      LIST OF IMPORTANT DATES THROUGH 2005
                    APPLICABLE ONLY IF DISCOUNT IS IN EFFECT

               (C)              (D)            (E)                              (G)
       THRESHOLD PRICE AND       *        OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD    INVESTMENTS MUST   PRICING PERIOD   INVESTMENT
CYCLE  ANY, WILL BE SET BY:    DATE:     BE RECEIVED BY:     START DATE:       DATE:
-----  --------------------   --------   ----------------   --------------   ----------
  B           1/17/02          1/22/02        1/23/02           1/24/02        2/11/02
  A           2/15/02          2/20/02        2/20/02           2/21/02        3/11/02
  B           3/18/02          3/20/02        3/21/02           3/22/02        4/10/02
  B           4/18/02          4/22/02        4/23/02           4/24/02        5/10/02
  A           5/14/02          5/16/02        5/21/02           5/22/02        6/10/02
  B           6/17/02          6/19/02        6/20/02           6/21/02        7/10/02
  B           7/19/02          7/23/02        7/24/02           7/25/02        8/12/02
  A           8/19/02          8/21/02        8/21/02           8/22/02        9/10/02
  B           9/18/02          9/20/02        9/23/02           9/24/02       10/10/02
  B          10/18/02         10/22/02       10/23/02          10/24/02       11/11/02
  A          11/18/02         11/20/02       11/20/02          11/21/02       12/10/02
  B          12/17/02         12/19/02       12/20/02          12/23/02        1/10/03
  B           1/16/03          1/21/03        1/22/03           1/23/03        2/10/03
  A           2/14/03          2/19/03        2/19/03           2/20/03        3/10/03
  B           3/19/03          3/21/03        3/24/03           3/25/03        4/10/03
  B           4/17/03          4/22/03        4/23/03           4/24/03        5/12/03
  A           5/19/03          5/21/03        5/21/03           5/22/03        6/10/03
  B           6/17/03          6/19/03        6/20/03           6/23/03        7/10/03
  B           7/18/03          7/22/03        7/23/03           7/24/03        8/11/03
  A           8/18/03          8/20/03        8/21/03           8/22/03        9/10/03
  B           9/18/03          9/22/03        9/23/03           9/24/03       10/10/03
  B          10/17/03         10/21/03       10/22/03          10/23/03       11/10/03
  A          11/17/03         11/19/03       11/20/03          11/21/03       12/10/03
  B          12/17/03         12/19/03       12/22/03          12/23/03        1/12/04
  B           1/16/04          1/21/04        1/22/04           1/23/04        2/10/04
  A           2/13/04          2/18/04        2/20/04           2/23/04        3/10/04
  B           3/17/04          3/19/04        3/23/04           3/24/04        4/12/04
  B           4/16/04          4/20/04        4/21/04           4/22/04        5/10/04
  A           5/17/04          5/19/04        5/21/04           5/24/04        6/10/04
  B           6/17/04          6/21/04        6/22/04           6/23/04        7/12/04
  B           7/19/04          7/21/04        7/22/04           7/23/04        8/10/04
  A           8/16/04          8/18/04        8/23/04           8/24/04        9/10/04
  B           9/17/04          9/21/04        9/22/04           9/23/04       10/11/04
  B          10/19/04         10/21/04       10/22/04          10/25/04       11/10/04
  A          11/15/04         11/17/04       11/22/04          11/23/04       12/10/04
  B          12/15/04         12/17/04       12/20/04          12/21/04        1/10/05
  B           1/19/05          1/21/05        1/24/05           1/25/05        2/10/05
  A           2/14/05          2/16/05        2/18/05           2/22/05        3/10/05
  B           3/17/05          3/21/05        3/22/05           3/23/05        4/11/05
  B           4/18/05          4/20/05        4/21/05           4/22/05        5/10/05
  A           5/16/05          5/18/05        5/23/05           5/24/05        6/10/05
  B           6/16/05          6/20/05        6/21/05           6/22/05        7/11/05

               (C)              (D)            (E)                              (G)
       THRESHOLD PRICE AND       *        OPTIONAL CASH          (F)
       WAIVER DISCOUNT, IF     RECORD    INVESTMENTS MUST   PRICING PERIOD   INVESTMENT
CYCLE  ANY, WILL BE SET BY:    DATE:     BE RECEIVED BY:     START DATE:       DATE:
-----  --------------------   --------   ----------------   --------------   ----------
  B           7/19/05          7/21/05        7/22/05           7/25/05        8/10/05
  A           8/15/05          8/17/05        8/23/05           8/24/05        9/12/05
  B           9/16/05          9/20/05        9/21/05           9/22/05       10/10/05
  B          10/19/05         10/21/05       10/24/05          10/25/05       11/10/05
  A          11/14/05         11/16/05       11/22/05          11/23/05       12/12/05
  B          12/15/05         12/19/05       12/20/05          12/21/05        1/10/06

---------

A. Investment of optional cash investments and reinvestment of dividends.
B.    Investment of optional cash investments only.
C. The Threshold Price and Waiver Discount (if any) will be established two business days prior to the Record Date.
D. The Record Date for dividend months (those indicated by the letter "A" in the cycle column) will be established by the Board of Directors. The Record Date for non-dividend months
      (those indicated by the letter "B" in the cycle column) will be two business days immediately preceding the first day of the Pricing Period.
E. Optional cash payments are due by the last business day prior to commencement of the Pricing Period.
F.    The Pricing Period will be the twelve consecutive Trading
      Days ending on the Trading Day immediately preceding the Investment Date.
G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month, will be the tenth calendar day of such month, however, if either the dividend payment date or such tenth day falls on a date when the New York Stock Exchange is closed, the Investment Date will be the first day following on which the New York Stock Exchange is open.

                              U. S. EQUITY MARKETS CLOSED
                            --------------------------------
                            2002     2003     2004     2005
                            -----    -----    -----    -----
New Years Day                1/1      1/1      1/1     12/31
Martin L. King Day          1/21     1/20     1/19     1/17
Presidents Day              2/18     2/17     2/16     2/21
Good Friday                 3/29     4/18      4/9     3/25
Memorial Day                5/27     5/26     5/31     5/30
Independence Day             7/4      7/4      7/5      7/4
Labor Day                    9/2      9/1      9/6      9/5
Thanksgiving Day            11/28    11/27    11/25    11/24
Christmas Day               12/25    12/25    12/24    12/26

*     Record Dates in dividend months (February, May, August and
      November) are established as 3rd Wednesday of month unless that day is 15th, then date is 16th.

--------------------------------------------------------------------------------
 ADDITIONAL INFORMATION

For information about the Plan, contact National City Bank, the Administrator of the Plan.

Telephone:        (888) 843-5542
Facsimile:        (216) 257-8367
Email:      SHAREHOLDER.INQUIRIES@NATIONALCITY.COM

Send written correspondence and optional cash Investments to:

     NATIONAL CITY BANK
     REINVESTMENT SERVICES, LOCATOR 5352
     P.O. BOX 94946
     CLEVELAND, OH 44101-4946

Please include your daytime telephone number. Please use transaction stub at the bottom of your quarterly statement for optional cash Investments.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee...............  $ 38,082
Costs of printing and engraving.............................    40,000
Accounting fees and expenses................................    11,000
Miscellaneous expenses......................................    50,000
                                                              --------
  Total.....................................................  $139,082

All of the foregoing expenses are estimated except for the Securities and Exchange Commission filing fee.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article V of the By-Laws of Marathon Oil Corporation (the "Corporation") provides that the Corporation shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity.

The Corporation is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an officer, employee, agent or director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of the Corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the Corporation. To the extent a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the Corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

Policies of insurance are maintained by the Corporation under which directors and officers of the Corporation are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

The Corporation's Restated Certificate of Incorporation provides that no director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16. LIST OF EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) See Exhibit Index.

(b) All schedules are omitted because they are not applicable or the required information is contained in the respective financial statements or notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the
                 Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, MARATHON OIL CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON MARCH 22, 2002.

                                          MARATHON OIL CORPORATION

                                          By: /s/ ALBERT G. ADKINS
                                            ------------------------------------
                                              Name: Albert G. Adkins
                                              Title: Vice President--Accounting
                                                     and Controller

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                  TITLE                  DATE
                      ---------                                  -----                  ----




                          *                               President and Chief     March 22, 2002
-----------------------------------------------------      Executive Officer
               Clarence P. Cazalot, Jr                   (Principal Executive
                                                         Officer) and Director




                  /s/ JOHN T. MILLS                     Chief Financial Officer   March 22, 2002
-----------------------------------------------------    (Principal Financial
                    John T. Mills                              Officer)




                /s/ ALBERT G. ADKINS                       Vice President --      March 22, 2002
-----------------------------------------------------  Accounting and Controller
                  Albert G. Adkins                       (Principal Accounting
                                                               Officer)




                          *                                    Director           March 22, 2002
-----------------------------------------------------
                   Neil Armstrong




                          *                                    Director           March 22, 2002
-----------------------------------------------------
                  David A. Daberko




                          *                                    Director           March 22, 2002
-----------------------------------------------------
                 Shirley Ann Jackson




                          *                                    Director           March 22, 2002
-----------------------------------------------------
                   Charles R. Lee




                          *                                    Director           March 22, 2002
-----------------------------------------------------
                  Dennis H. Reilley

                      SIGNATURE                                  TITLE                  DATE
                      ---------                                  -----                  ----




                          *                                    Director           March 22, 2002
-----------------------------------------------------
                  Seth E. Schofield




                          *                                    Director           March 22, 2002
-----------------------------------------------------
                   Thomas J. Usher




                          *                                    Director           March 22, 2002
-----------------------------------------------------
                 Douglas C. Yearley




            *By /s/      ALBERT G. ADKINS
      -----------------------------------------
         Albert G. Adkins, Attorney-in-Fact

                                  EXHIBIT LIST

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------
   4.1    Restated Certificate of Incorporation of Marathon Oil
          Corporation (incorporated by reference to Exhibit 3(a) to
          Marathon Oil Corporation's Annual Report on Form 10-K for
          the year ended December 31, 2001, File No. 1-5153).
   4.2    By-laws of Marathon Oil Corporation (incorporated by
          reference to Exhibit 3.2 of USX Corporation's Current Report on Form 8-K filed on July 2, 2001, File No. 1-5153).
   4.3    Five Year Credit Agreement, dated as of November 30, 2000
          (incorporated by reference to Exhibit 4(a) to USX
          Corporation's Annual Report on Form 10-K for the year ended
          December 31, 2000, File No. 1-5153).
   4.4    Rights Agreement between Marathon Oil Corporation and
          National City Bank, as Rights Agent, as amended
          (incorporated by reference to Exhibit 4.6 to Post-Effective
          Amendment No. 2 to Marathon Oil Corporation's Registration
          Statement on Form S-3 filed on February 6, 2002,
          Registration No. 333-88797).
   4.5    Senior Indenture, dated as of February 26, 2002, between
          Marathon Oil Corporation and JPMorgan Chase Bank, as Trustee
          (incorporated by reference to Exhibit 4.1 to Marathon Oil
          Corporation's Current Report on Form 8-K dated February 27,
          2002, File No. 1-5153).
   5      Opinion of William F. Schwind, Jr. regarding the validity of
          Marathon Oil Corporation common stock to be issued.
  23.1    Consent of PricewaterhouseCoopers LLP.
  23.2    Consent of William F. Schwind, Jr. is contained in opinion of counsel filed as Exhibit 5.
  24      Powers of Attorney.

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